UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

Digipath, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2022, Digipath, Inc. (“the “Company”), and Digipath Labs, Inc. (“Digipath Labs”), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DPL NV, LLC (“Buyer”), pursuant to which Digipath Labs has agreed to sell substantially all of its assets to Buyer for a cash purchase price of $2,300,000 (the “Purchase Price”). The Purchase Price is subject to adjustments at closing based on, among other things, the amount by which the working capital of Digipath Labs at the closing is greater or less than $150,000.

The Purchase Agreement includes a number of representations, warrantees, covenants and conditions to closing customary for this type of transaction. In addition, the closing of the transaction is subject to the approval of the Nevada Cannabis Compliance Board (the “CCB”). In the event CCB approval is not obtained by June 30, 2024, or any other condition to closing has not been satisfied by such date, either party may terminate the Purchase Agreement.

Pursuant to the Purchase Agreement, the Buyer deposited $230,000 into an escrow account upon the execution of the Purchase Agreement, and such amount will continue to be held in escrow for a 12-month period following closing to satisfy any indemnification claims Buyer may have against Digipath Labs.

In connection with the transactions contemplated by the Purchase Agreement, Digipath, Digipath Labs and Buyer entered into a Management Services Agreement (the “Management Services Agreement”), dated as of April 30, 2023, pursuant to which Buyer has been engaged to manage the operation of Digipath Labs’ cannabis testing laboratory (the “Lab”). The effectiveness of the Management Services Agreement is subject to the approval of the CCB, which has not yet been obtained. Pursuant to the Management Services Agreement, after the payment of expenses to third parties and a payment of 15% of cash collections to Digipath (but not less than $15,000) in each month, Buyer will be entitled to a management fee of $10,000 per month. Any remaining cash generated from the operation of the Lab in any month will be payable 45% to the Buyer and 55% to the Company.

The descriptions of the Purchase Agreement and Management Services Agreement are qualified in their entirety by reference to the actual terms thereof, which have been filed as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2023, Bruce Raben submitted a letter to the Company resigning from his position as a director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Asset Purchase Agreement between Digipath, Inc., Digipath Labs, Inc. and IHE Holdings, LLC, dated April 20, 2023
Exhibit 10.1	Management Services Agreement between Digipath, Inc., Digipath Labs, Inc. and IHE Holdings, LLC, dated April 20, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digipath, Inc.

Date: May 2, 2023

By:	/s/ A. Stone Douglass
A. Stone Douglass
Chief Financial Officer